UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

#200-1687 West Broadway, Vancouver, B.C., Canada V6J 1X2

(Address of principal executive offices)

Registrant's Telephone Number, including area code: 604-738-1143

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 16, 2005, Nicole Price and Michael Upham resigned their positions on the Board of Directors and as officers of the Company. Mr. Upham has served as a Director since the inception of the Company. Ms. Price has served as a Director, Treasurer and Chief Accounting Officer since inception of the Company. The Company has provided a copy of the disclosures it is making under this Item 5.02 on the date this Report is filed with the Securities and Exchange Commission to Mr. Upham and Ms. Price. The Company has requested that each of them furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not he or she disagrees with the statements made by us herein, and if so, stating the respects in which he or she disagrees. Upon receipt of the letters, the Company will file it as an exhibit to this report, or an amendment thereto, no later than two (2) business days following receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                /s/ Brian Smith

                                                                                                            Brian Smith, President